[EXECUTION]






                                CREDIT AGREEMENT



             -------------------------------------------------------



                       ST. MARY LAND & EXPLORATION COMPANY


                                       and


                                NATIONSBANK, N.A.

                                    as Agent


                                       and


                         CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders



             -------------------------------------------------------



                                  $200,000,000


                                  June 30, 1998

                                TABLE OF CONTENTS
                                                                            Page

CREDIT AGREEMENT...............................................................1

ARTICLE I - Definitions and References.........................................1
    Section 1.1.  Defined Terms................................................1
    Section 1.2.  Exhibits and Schedules; Additional Definitions..............12
    Section 1.3.  Amendment of Defined Instruments............................12
    Section 1.4.  References and Titles.......................................12
    Section 1.5.  Calculations and Determinations.............................12

ARTICLE II - The Loans........................................................13
    Section 2.1.  Commitments to Lend; Notes..................................13
    Section 2.2.  Requests for New Loans......................................14
    Section 2.3.  Continuations and Conversions of Existing Loans.............15
    Section 2.4.  Use of Proceeds.............................................16
    Section 2.5.  Interest Rates and Fees.....................................16
    Section 2.6.  Optional Prepayments........................................18
    Section 2.7.  Required Principal Payments.................................18
    Section 2.8.  Borrowing Base..............................................19
    Section 2.9.  Subsequent Determinations of Aggregate Borrowing Base.......19
    Section 2.10. Acceptance and Application of Aggregate Borrowing Base......19
    Section 2.11. Letters of Credit...........................................20
    Section 2.12. Requesting Letters of Credit................................20
    Section 2.13. Reimbursement and Participations............................20
    Section 2.14. Letter of Credit Fees.......................................21
    Section 2.15. LC Collateral...............................................21

ARTICLE III - Payments to Lenders.............................................22
    Section 3.1.  General Procedures..........................................22
    Section 3.2.  Increased Cost and Reduced Return...........................23
    Section 3.3.  Limitation on Types of Loans................................24
    Section 3.4.  Illegality..................................................24
    Section 3.5.  Treatment of Affected Loans.................................25
    Section 3.6.  Compensation................................................25
    Section 3.7.  Taxes.......................................................25

ARTICLE IV - Conditions Precedent to Lending..................................26
    Section 4.1.  Documents to be Delivered...................................26
    Section 4.2.  Additional Conditions Precedent.............................27

ARTICLE V - Representations and Warranties....................................28
    Section 5.1.  No Default..................................................28
    Section 5.2.  Organization and Good Standing..............................28
    Section 5.3.  Authorization...............................................28
    Section 5.4.  No Conflicts or Consents....................................28
    Section 5.5.  Enforceable Obligations.....................................28
    Section 5.6.  Initial Financial Statements................................28
    Section 5.7.  Other Obligations and Restrictions. ........................28
    Section 5.8.  Full Disclosure.............................................29
    Section 5.9.  Litigation..................................................29
    Section 5.10. Labor Disputes and Acts of God..............................29
    Section 5.11. ERISA Plans and Liabilities.................................29
    Section 5.12. Environmental and Other Laws................................29
    Section 5.13. Names and Places of Business................................30
    Section 5.14. Borrower's Subsidiaries.....................................30
    Section 5.15. Title to Properties; Licenses...............................30
    Section 5.16. Government Regulation.......................................30

ARTICLE VI - Affirmative Covenants of Borrower................................30
    Section 6.1.  Payment and Performance.....................................30
    Section 6.2.  Books, Financial Statements and Reports.....................30
    Section 6.3.  Other Information and Inspections...........................31
    Section 6.4.  Notice of Material Events and Change of Address.............31
    Section 6.5.  Maintenance of Properties...................................32
    Section 6.6.  Maintenance of Existence and Qualifications.................32
    Section 6.7.  Payment of Trade Liabilities, Taxes, etc....................32
    Section 6.8.  Insurance...................................................32
    Section 6.9.  Performance on Borrower's Behalf............................33
    Section 6.10. Interest....................................................33
    Section 6.11. Compliance with Agreements and Law..........................33
    Section 6.12. Environmental Matters.......................................33
    Section 6.13. Evidence of Compliance......................................33
    Section 6.14. Bank Accounts; Offset.......................................33

ARTICLE VII - Negative Covenants of Borrower..................................34
    Section 7.1.  Indebtedness................................................34
    Section 7.2.  Limitation on Liens.........................................34
    Section 7.3.  Burdensome Undertakings.....................................34
    Section 7.4.  Limitation on Mergers, Issuances of Securities..............35
    Section 7.5.  Limitation on Sales of Property.............................35
    Section 7.6.  Limitation on Investments and New Businesses................35
    Section 7.7.  Limitation on Credit Extensions.............................35
    Section 7.8.  Subsidiaries; Transactions with Affiliates..................35
    Section 7.9.  Multiemployer ERISA Plans...................................35
    Section 7.10. Shareholder's Equity........................................35
    Section 7.11. The Current Ratio...........................................36

ARTICLE VIII - Events of Default and Remedies.................................36
    Section 8.1.  Events of Default...........................................36
    Section 8.2.  Remedies....................................................38

ARTICLE IX - Agent............................................................38
    Section 9.1.  Appointment, Powers, and Immunities.........................38
    Section 9.2.  Reliance by Agent...........................................38
    Section 9.3.  Defaults....................................................38
    Section 9.4.  Rights as Lender............................................39
    Section 9.5.  Indemnification.............................................39
    Section 9.6.  Non-Reliance on Agent and Other Lenders.....................39
    Section 9.7.  Sharing of Set-Offs and Other Payments......................39
    Section 9.8.  Investments.................................................40
    Section 9.9.  Benefit of Article IX.......................................40
    Section 9.10. Resignation.................................................40

ARTICLE X - Miscellaneous.....................................................40
     Section 10.1.  Waivers and Amendments; Acknowledgments...................40
     Section 10.2.  Survival of Agreements; Cumulative Nature.................42
     Section 10.3.  Notices...................................................42
     Section 10.4.  Payment of Expenses; Indemnity............................42
     Section 10.5.  Joint and Several Liability; Parties in Interest..........43
     Section 10.6.  Assignments and Participations............................43
     Section 10.7.  Confidentiality...........................................44
     Section 10.8.  Governing Law; Submission to Process......................45
     Section 10.9.  Limitation on Interest....................................45
     Section 10.10. Termination; Limited Survival.............................45
     Section 10.11. Severability..............................................46
     Section 10.12. Counterparts..............................................46
     Section 10.13. Waiver of Jury Trial, Punitive Damages, etc...............46
     Section 10.14. Restatement...............................................46

Schedules and Exhibits:


Schedule 1      -   Lenders and Percentage Shares
Schedule 2      -   Disclosure Schedule

Exhibit A-1     -   Tranche A Note
Exhibit A-2     -   Tranche B Note
Exhibit B       -   Borrowing Notice
Exhibit C       -   Continuation/Conversion Notice
Exhibit D       -   Certificate Accompanying Financial Statements
Exhibit E       -   Opinion of Counsel to Borrower
Exhibit F       -   Assignment and Acceptance Agreement
Exhibit G       -   Letter of Credit Application and Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of June 30, 1998, by and among St. Mary Land & Exploration Company, a Delaware corporation (herein called "Borrower"), NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Accounting Quarter" shall mean the three-month period ending three calendar months preceding the calendar month in which a payment on a Loan is due.

         "Adjusted Base Rate" means the sum of (i) the Base Rate plus (ii) the Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means NationsBank, N.A., as Agent hereunder, and its successors in such capacity.

         "Aggregate Borrowing Base" means (a) during the Tranche A Revolving Period, the lesser of (i) the Maximum Loan Amount; (ii) the initial aggregate borrowing base set forth in Section 2.8, or the amount determined by Lenders in the exercise of their sole discretion in accordance with Section 2.9; or (iii) the amount accepted by Borrower pursuant to Section 2.10; and (b) after the end of the Tranche A Revolving Period, the lesser of (i) Aggregate Facility Usage on the date of the Aggregate Borrowing Base determination, or (ii) the amount determined by the Banks in the exercise of their sole discretion in accordance with Section 2.9.

         "Aggregate Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

         "Agreement" means this Credit Agreement.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. As used in this definition, "Prime Rate" means the per annum rate of interest established from time to time by Agent as its prime rate, which rate may not be the lowest rate of interest charged by Agent to its customers.

         "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

         "Base Rate Margin" means, with respect to each Base Rate Loan:

                  (a) when the Debt to Capitalization Ratio in effect hereunder is less than 0.5 to 1.0, zero, or

                  (b) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.50 to 1.0, 0.125%.

         "Base Rate Payment Date" means the last day of March, June, September and December.

         "Borrower" means St. Mary Land & Exploration Company, a Delaware corporation.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means Investments in:

         (a) marketable obligations, maturing within 18 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender.

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above.

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by Standard & Poors.

         (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

         "Change of Control" means the occurrence of either of the following events: (a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 35% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (b) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

         "Change of Management" means that Mark A. Hellerstein shall cease to act as President and chief executive officer of Borrower or that Ronald D. Boone shall cease to be Executive Vice President and chief operating officer of Borrower.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

         "Continuation" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Conversion"  shall  refer to a  conversion  pursuant to Section 2.3 or
Article III of one Type of Loan into another Type of Loan.

         "Current Ratio" means the ratio of Borrower's (i) Consolidated current assets to (ii) Consolidated current liabilities less current maturities of long-term debt. For purposes of this section, Borrower's Consolidated current assets will include the unused portion of the Borrowing Base which is then available for Borrowing in an amount up to (but not in excess of) $5,000,000.

         "Debt to Capitalization Ratio" means, at the time of determination, the ratio of (i) Funded Debt to (ii) the sum of Funded Debt plus Shareholders' Equity. Determination will be made in connection with the delivery of the officer's certificate pursuant to Section 6.2(b) and may be made hereunder from time to time.

         "Deductible Lease Expenses" shall mean for the applicable Accounting Quarter the following expenses, determined on a cash basis, relating to the Oil and Gas Properties: (i) costs (other than depreciation, depletion or amortization costs) incurred to operate and maintain or, to the extent not a capital cost, to work over, wells and related equipment and facilities, including applicable operating costs of support equipment and facilities, incurred pursuant to a joint operating agreement (excluding delay rentals) including management fees assessed for the administration of the Oil and Gas properties; (ii) all royalty payments and other leasehold burdens payable out of production; (iii) all severance, ad valorem, windfall profit and similar taxes(excluding income taxes) assessed against either the proceeds of production or the value of remaining reserves and related personal property; and (iv) all reasonable out-of-pocket costs incurred to deliver the product to the purchaser or to make it marketable (but not including capital expenditures relating to the delivery of the product or making it marketable). Unless otherwise provided, Deductible Lease Expenses shall not include expenses associated with any amortization or impairment of capitalized costs.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means with respect to any Loan at any time when an Event or Default has occurred and is continuing, the rate two percent (2%) above the rate which otherwise would be in effect hereunder.

         "Disclosure  Report"  means  either a notice  given by  Borrower  under
Section 6.4 or a certificate  given by Borrower's chief financial  officer under
Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Engineering Report" means each engineering report delivered pursuant to Section 2.8(b).

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Eurodollar Loan" means a Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Margin" means

         (a) during the Tranche A Revolving Period with respect to each Eurodollar Loan

                  (i) when the Debt to Capitalization Ratio in effect hereunder is less than 0.30 to 1.0, 0.50%, or

                  (ii) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.30 to 1.0 but less than 0.40 to 1.0, 0.75%, or

                  (iii)  when  the  Debt  to  Capitalization   Ratio  in  effect
         hereunder is greater than or equal to 0.40 to 1.0 but less than 0.5 to 1.0, 1.00%, or

                  (iv) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.50 to 1.0, 1.25%; and

         (b) after the Tranche A Revolving Period with respect to each Eurodollar Loan:

                  (i) when the Debt to Capitalization Ratio in effect hereunder is less than 0.30 to 1.0, 0.75%, or

                  (ii) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.30 to 1.0 but less than 0.40 to 1.0, 1.00%, or

                  (iii)  when  the  Debt  to  Capitalization   Ratio  in  effect
         hereunder is greater than or equal to 0.40 to 1.0 but less than 0.5 to 1.0, 1.25%, or

                  (iv) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.50 to 1.0, 1.50%.

         "Eurodollar Payment Date" means with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto; provided that with respect to Interest Periods longer than three months, the last day of the third month of such Interest Period shall also be a Eurodollar Payment Date, and provided further that if an Event of Default exists, the last day of each calendar month shall also be a Eurodollar Payment Date.

         "Eurodollar Rate" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:30 a.m. (London time) two
Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:30 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Evaluation Date" means each of the following:

         (a) Each date which either Borrower or Lender, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a current calendar month and that neither Borrower nor Lender shall be entitled to request any such redetermination more than twice during any Fiscal Year; and

         (b)  March 1 of each year.

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Funded Debt" means the aggregate of the following Indebtedness of Borrower and its Subsidiaries, after elimination of intercompany items and other Consolidation in accordance with GAAP: (a) Indebtedness (including the
Obligations) for borrowed money, regardless of maturity, (b) Indebtedness constituting an obligation to pay the deferred purchase price of property, (c) Indebtedness evidenced by a bond, debenture, note or similar instrument and, (d) Indebtedness which is due and payable at the time in question, with respect to Letters of Credit or reimbursement obligations therefor.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

         "Gross Revenues" shall mean for the applicable Accounting Quarter and determined on a cash basis Borrower's gross revenues from sales of oil and gas production and related Hydrocarbons from all the Oil and Gas Properties for such Accounting Quarter, as reflected on Borrower's unaudited financial statements for such Accounting Quarter.

         "Hazardous   Materials"  means  any  substances   regulated  under  any
Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "Hydrocarbons"   shall  mean  oil,  gas,   casinghead   gas  and  other
hydrocarbons, whether solid, liquid or gaseous, and all other associated or related substances in, on, under or attributed to the Oil and Gas Properties.

         "Indebtedness" of any Person means Liabilities in any of the following categories:

         (a)      Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e)  Liabilities arising under Hedging Contracts or similar agreements,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g)  Liabilities   arising  under  conditional  sales  or  other  title
retention agreements,

         (h)   Liabilities   owing  under  direct  or  indirect   guaranties  of
Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "Initial Financial Statements" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 1997 and the quarterly unaudited Consolidated financial statements of Borrower dated as of March 31, 1998.

         "Insurance Schedule" means Schedule 2 attached hereto.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period selected for a Tranche A Loan or a Tranche B Loan which would otherwise end after the last day of the Tranche A Revolving Period or the Tranche B Revolving Period, as the case may be, shall end on the last day of such period (or, if the last day of such period is not a Business Day, on the next preceding Business Day).

         "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last day of March, June, September and December, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, the date specified by Agent which is approximately three months after such Interest Period begins; provided that last day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1.

         "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given to such term in Section 2.16(a).

         "LC Issuer" means NationsBank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to NationsBank, N.A.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Lender Parties" means Agent, LC Issuer, and all Lenders.

         "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including NationsBank, N.A. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loans" means all Tranche A Loans and all Tranche B Loans.

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Majority Lenders" means (a) Agent and (b) Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66_%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Maximum Loan Amount" means the amount of $200,000,000.

         "Moody's" means Moody's Investor Service, Inc., or its successor.

         "Net Oil and Gas Revenues" for the applicable Accounting Quarter shall mean Gross Revenues less Deductible Lease Expenses.

         "Notes" means all Tranche A Notes and all Tranche B Notes.

         "Obligations" means all Liabilities from time to time owing by Borrower to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

         "Oil and Gas Properties" shall mean those oil and gas properties and related interests, whether now owned or hereafter acquired by Borrower, but only to the extent included in the most recent reserve report delivered pursuant to paragraph 6.2(d) or, until the first delivery of such report hereunder, the Initial Engineering Reports, for the purpose of determining the Aggregate Borrowing Base.

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1, 2.2 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on
Schedule 1, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" means (a) Cash Equivalents, (b) Investments by Borrower in any of its wholly owned Subsidiaries, and (c) so long as no Default or Event of Default has occurred and is continuing and the Facility Usage does not exceed the Borrowing Base then in effect, (1) loans to or guaranties of obligations of or the acquisition of capital stock or equity interest in Summo Minerals Corporation or a direct property interest in any property owned by Summo Minerals Corporation provided that the aggregate amount of such loans, guaranties of obligations of and consideration paid by Borrower for such capital stock equity or property interest does not exceed the sum of $12,500,000 and (2) repurchases of capital stock of Borrower provided that the aggregate amount paid by Borrower in connection with such repurchases shall not exceed $5,000,000.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Rating Agency" means either S & P or Moody's.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Restricted Person" means any of Borrower and each Subsidiary of Borrower,

         "S & P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or its successor.

         "Shareholders' Equity" means the remainder of (1) Borrower's Consolidated assets minus (2) the sum of (x) Borrower's Consolidated liabilities plus (y) all intangible assets (as defined by GAAP) of Borrower and its Subsidiaries.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tranche A Commitment" means $200,000,000.

         "Tranche A Excess Debt" has the meaning set forth in Section 2.7(a).

         "Tranche A Facility Usage" means, at the time in question, the aggregate amount of outstanding Tranche A Loans and existing LC Obligations at such time.

         "Tranche A Loan" has the meaning set forth in Section 2.1(a).

         "Tranche A Maturity Date" means December 31, 2005.

         "Tranche A Note" has the meaning given to such term in Section 2.1(a).

         "Tranche A Revolving Period" means the period from and including the date hereof until December 31, 2000.

         "Tranche B Commitment" means $50,000,000.

         "Tranche B Excess Debt" has the meaning set forth in Section 2.7(b).

         "Tranche B Facility Usage" means, at the time in question, the aggregate amount of Tranche B Loans outstanding at such time.

         "Tranche B Loan" has the meaning given to such term in Section 2.1(b).

         "Tranche B Maturity Date" means the date which is 364 days after the date hereof.

         "Tranche B Note" has the meaning given to such term in Section 2.1(b).

         "Tranche B Revolving Period" means the period from and including the date hereof until the Tranche B Maturity Date.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit
                               -------------------------------

         Section 2.1.  Commitments to Lend; Notes.

         (a) Tranche A Loans. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Tranche A Loans") upon Borrower's request from time to time during the Tranche A Revolving Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Tranche A Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Tranche A Loans, the Tranche A Facility Usage does not exceed the Tranche A Borrowing Base (as defined in Section 2.10) and (c) the Aggregate Facility Usage does not exceed the Maximum Loan Amount. The aggregate amount of all Loans in any Borrowing of Tranche A Loans that are Base Rate Loans must be greater than or equal to $100,000 or must equal the remaining availability under the Tranche A Borrowing Base. Borrower may have no more than five Borrowings of Tranche A Loans that are Eurodollar Loans outstanding at any time. The aggregate amount of all Loans in any Borrowing of Tranche A Loans that are Eurodollar Loans must be greater than or equal to $500,000 or must equal the remaining availability under the Tranche A Borrowing Base. The obligation of Borrower to repay to each Lender the aggregate amount of all Tranche A Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Tranche A Note") made by Borrower payable to the order of such Lender in the form of Exhibit A-1 with appropriate insertions. The amount of principal owing on any Lender's Tranche A Note at any given time shall be the aggregate amount of all Tranche A Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Tranche A Note. Interest on each Tranche A Note shall accrue and be due and payable as provided herein and therein. Each Tranche A Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Tranche A Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Tranche A Loans hereunder during the Tranche A Revolving Period.

         (b) Tranche B Loans. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Tranche B Loans") upon Borrower's request from time to time during the Tranche B Revolving Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Tranche B Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Tranche B Loans, the Tranche B Facility Usage does not exceed the Tranche B Borrowing Base (as defined in Section 2.10) and (c) the Aggregate Facility Usage does not exceed the Maximum Loan Amount. The aggregate amount of all Loans in any Borrowing of Tranche B Loans that are Base Rate Loans must be greater than or equal to $100,000 or must equal the remaining availability under the Tranche B Borrowing Base. The aggregate amount of all Loans in any Borrowing of Tranche B Loans that are Eurodollar Loans must be greater than or equal to $500,000 or must equal the remaining availability under the Tranche B Borrowing Base. Borrowers may have not more than three Borrowings of Tranche B Loans that are Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Tranche B Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Tranche B Note") made by Borrower payable to the order of such Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Lender's Tranche B Note at any given time shall be the aggregate amount of all Tranche B Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Tranche B Note. Interest on each Tranche B Note shall accrue and be due and payable as provided herein and therein. Each Tranche B Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Tranche B Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Tranche B Loans hereunder.

         (c) At any time and from time to time until the end of the Tranche A Revolving Period, Borrower may elect, subject to the approval of the Majority Lenders in the exercise of their sole discretion, to convert all or any portion of the Tranche B Borrowing Base into the Tranche A Borrowing Base. Such election shall be made in writing delivered to the Agent and, if approved by Lenders, such conversion shall occur upon payment of the conversion fee described in
Section 2.5(e) and execution by Borrower of amendments to the Loan Documents in form and substance satisfactory to Lenders. Any and all such conversion elections shall be in the amount of $2,000,000 or more. Notwithstanding the foregoing, if such election is made concurrently with a determination of the Aggregate Borrowing Base, such election may be in any amount not to exceed the limitations set forth in this Agreement and shall not require the payment of such conversion fee.

         Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Tranche A Loans or new Tranche B Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

         (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or
(ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

         (b) be received by Agent not later than 11:30 a.m., Dallas, Texas time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at
(i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: (a) with respect to Tranche A Loans, to convert Tranche A Loans that are Base Rate

Loans to Tranche A Loans that are Eurodollar Loans, to convert Tranche A Loans that are Eurodollar Loans to Tranche A Loans that are Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue Tranche A Loans that are Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration; and (b) with respect to Tranche B Loans, to convert Tranche B Loans that are Base Rate Loans to Tranche B Loans that are Eurodollar Loans, to convert Tranche B Loans that are Eurodollar Loans to Tranche B Loans that are Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue Tranche B Loans that are Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Tranche A Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Tranche A Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of Tranche A Loans that are Eurodollar Loans and three Tranche B Loans that are Eurodollars Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

         (a)  specify the existing Loans which are to be Continued or converted;

         (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be Continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

         (c) be received by Agent not later than 11:30 a.m., Dallas, Texas time, on (i) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must contain the substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, and be in a form acceptable to Agent. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or Continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use all Loans to refinance existing indebtedness, to acquire oil and gas companies and oil and gas
properties,   to  finance  capital   expenditures,   to  refinance   Matured  LC
Obligations, to provide working capital for its operations, for Permitted Investments and for other general business purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.5.  Interest Rates and Fees.

         (a) Interest Rates. Each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day.

         (b) Tranche A Loan Commitment Fee. In consideration of Lenders' commitment to enter into this Agreement and to advance funds to Borrower as Tranche A Loans, Borrower will pay to Agent, for pro rata distribution to each Lender in accordance with its Percentage Share, a commitment fee determined on a daily basis by applying the Tranche A Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Tranche A Borrowing Base on each day during the Tranche A Revolving Period, determined for each such day by deducting from the amount of the Tranche A Borrowing Base at the end of such day the Tranche A Facility Usage. Promptly at the end of each Fiscal Quarter and at the end of the Tranche A Revolving Period, Agent shall calculate the commitment fee then due and shall notify Borrower thereof. Borrower shall pay such commitment fee to Agent within five Business Days after receiving such notice. As used in this section, "Tranche A Commitment Fee Rate" means:

                  (i) when the Debt to Capitalization Ratio in effect hereunder is less than 0.50 to 1.0, 0.25% per annum; or

                  (ii) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.50 to 1.0, 0.50% per annum.

         For the purposes of this Section 2.5(b), any increase in the Tranche A Borrowing Base pursuant to Section 2.1(c) shall be effective as of the first day of the calendar quarter in which Borrower elects to increase the Tranche A Borrowing Base.

         (c) Tranche B Loan Commitment Fee. In consideration of Lenders' commitment to enter into this Agreement and to advance funds to Borrower as Tranche B Loans, Borrower will pay to Agent, for pro rata distribution to each Lender in accordance with its Percentage Share, a commitment fee determined on a daily basis by applying the Tranche B Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Tranche B Borrowing Base on each day during the Tranche B Revolving Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Tranche B Facility Usage. Promptly at the end of each Fiscal Quarter and at the end of the Tranche B Revolving Period, Agent shall calculate the commitment fee then due and shall notify Borrower thereof. Borrower shall pay such commitment fee to Agent within five Business Days after receiving such notice. As used in this section, "Tranche B Commitment Fee Rate" means: (i) when the Debt to Capitalization Ratio in effect hereunder is less than 0.50 to 1.0, 0.125% per annum;

                  (ii) when the Debt to Capitalization Ratio in effect hereunder is greater than or equal to 0.50 to 1.0, 0.375% per annum

         For the purposes of this Section 2.5(c), any decrease in the Tranche B Borrowing Base pursuant to Section 2.1(c) shall be effective as of the first day of the calendar quarter in which Borrower elects to increase the Tranche A Borrowing Base thereby reducing the Tranche B Borrowing Base.

         (d) Facility Fees. Each time the Aggregate Borrowing Base is redetermined pursuant to Section 2.9 and the amount of the new Borrowing Base exceeds the Aggregate Borrowing Base previously in effect hereunder (the amount of such excess is herein called the "Increased Aggregate Borrowing Base Amount"), Borrower shall pay to Agent, for pro rata distribution to each Lender in accordance with its Percentage Share, a facility fee in an amount equal to 0.125% of the Increased Aggregate Borrowing Base Amount. All calculations of facility fees made pursuant to this section shall be made after the acceptance of the Aggregate Borrowing Base by Borrower pursuant to Section 2.10.

         (e) Conversion Fee. Borrower shall pay to Agent for pro rata distribution to each Lender in accordance with its Percentage Share a conversion fee in the amount of 0.25% of that portion of the Tranche B Borrowing Base which is being converted into the Tranche A Borrowing Base under Section 2.1(c).

         (f) Other Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         (g)  Changes  in  Base  Rate  Margin,   Eurodollar  Margin,  Tranche  A
Commitment Fee Rate and Tranche B Commitment Fee Rate .

                  (i)  Initial  Debt  to  Capitalization   Ratio.  The  Debt  to
         Capitalization Ratio in effect from the date hereof until changed as herein provided is 0.125 to 1.0.

                  (ii) Decreases In Rates. Any reduction in the Adjusted Base Rate, the Adjusted Eurodollar Rate, the Tranche A Commitment Fee Rate or the Tranche B Commitment Fee Rate (in this section collectively called the "Rates") as a result of a change in the Debt to Capitalization Ratio shall be requested by Borrower in a certificate delivered to Agent in which Borrower certifies as to the Debt to Capitalization Ratio in effect on the date thereof. Together with any such certificate, Borrower shall deliver to Agent true and correct financial statements of Borrower, in form and substance satisfactory to Agent, supporting Borrower's calculation of such Debt to Capitalization Ratio. If Agent determines Borrower's calculation is correct, the reduction in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio; provided that with respect to Committed Eurodollar Loans, such decrease shall apply only to Eurodollar Loans Continued or converted after such effective date.

                  (iii) Increases In Rates. With respect to any increase in the Rates, Borrower must notify Agent of any change in the Rates as a result of a change in the Debt to Capitalization Ratio. Any such increase in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio; provided that with respect to Eurodollar Loans, such increase shall apply only to Eurodollar Loans made, continued or converted after such effective date.

         Section 2.6. Optional Prepayments. Borrower may, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $250,000 or any higher integral multiple of $50,000, and so long as any prepayment of a Eurodollar Loan is accompanied by amounts owed under Section
3.6. Each partial prepayment of principal of the Tranche A Loans made after the end of the Tranche A Revolving Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7.  Required Principal Payments.

         (a) Mandatory Prepayments. If at any time the Tranche A Facility Usage is in excess of the Tranche A Borrowing Base (such excess being herein called the "Tranche A Excess Debt"), Borrower shall, within ten Business Days after Agent gives notice of such fact to Borrower, notify Agent that Borrower will do one of the following:

          (i) within thirty (30) calendar days, prepay the principal of the Tranche A Loans in an aggregate amount at least equal to such Tranche A Excess Debt (or, if the Tranche A Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.15(a)), or

                  (ii) prepay the principal of the Tranche A Loans in up to six monthly installments in an aggregate amount at least equal to the Tranche A Excess Debt, with each such installment equal to or in excess of one-sixth of such Tranche A Excess Debt, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Tranche A Excess Debt has been eliminated, or

                  (iii) within thirty (30) calendar days, convert the aggregate outstanding principal amount of the Tranche A Notes to a term loan, which shall be subject to the provisions of paragraph 2.7(c).

Borrower shall make the payment(s) or conversion selected by Borrower as described above. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (b) Tranche B Loan. If at any time the Tranche B Facility Usage exceeds the Tranche B Borrowing Base then in effect (such excess is hereinafter called the "Tranche B Excess Debt"), Borrower shall take one of the following actions within three Business Days following receipt of notice from the Agent of the existence of such Tranche B Excess Debt:

                  (i) Convert the Tranche B Excess Debt to principal outstanding under the Tranche A Loan, and execute and deliver to the Banks amendments to the Loan Documents satisfactory to Lenders; or

                  (ii) Repay the Tranche B Loan in an amount equal to the Tranche B Excess Debt.

Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Failure to timely comply with this paragraph 2.7(b) shall be an immediate Event of Default.

         (c) Regularly Scheduled Payments of Principal of Tranche A Note. The principal of the Tranche A Note shall be due and payable in twenty (20) quarterly installments, each of which shall be equal to the greater of (i) one-twentieth (1/20) of the aggregate unpaid principal balance of the Tranche A Note at the end of the Tranche A Revolving Period or (ii) sixty percent (60%) of the Net Oil and Gas Revenues during the applicable Accounting Quarter, and shall be due and payable on the last day of each Fiscal Quarter, beginning March 31, 2001 and continuing regularly thereafter until the Tranche A Maturity Date, at which time the unpaid principal balance of the Tranche A Note and all interest accrued thereon shall be due and payable in full.

         Section 2.8.  Borrowing Base.

         (a) Initial Aggregate Borrowing Base; Limitations on Borrowing Base. The initial borrowing base under this Agreement shall be $115,000,000.

         (b) Engineering Reports. No later than March 1 of each year that this Agreement is in effect, commencing March 1, 1999, Borrower shall submit to each Lender, in a format and using the pricing and cost assumptions and discount factors required by the Securities and Exchange Commission, a report, prepared by a qualified independent or in-house engineer acceptable to Agent, setting forth, as of December 31 of the immediately preceding year, all of the revenues (and the future volumes of production to be derived therefrom) attributable to all proved Oil and Gas Properties owned by Borrower as of such date.

         Section 2.9. Subsequent Determinations of Aggregate Borrowing Base. By each Evaluation Date Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Borrower's business and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 2.8(b) and Section 6.2(d), if then due. Within forty-five days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Aggregate Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Aggregate Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Aggregate Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Aggregate Borrowing Base at any amount which Majority Lenders determine and may redesignate the Aggregate Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Aggregate Borrowing Base as described above. Majority Lenders shall determine the amount of the Aggregate Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties of Borrower at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Aggregate Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Aggregate Borrowing Base from time to time in effect, which Aggregate Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

         Section 2.10. Acceptance and Application of Aggregate Borrowing Base. Within ten days after the Agent has given written notice to Borrower of the Aggregate Borrowing Base offered by the Agent for a period, Borrower shall give

Agent written notice of Borrower's acceptance of all or a portion of the Aggregate Borrowing Base for such period. In such notice, Borrower shall allocate a portion of the Aggregate Borrowing Base so accepted by the Borrower to the Tranche A Loan (the "Tranche A Borrowing Base") and the remaining portion to the Tranche B Loan (the "Tranche B Borrowing Base"), provided, however, that in no event shall (i) more than $200,000,000 of the Aggregate Borrowing Base be allocated to the Tranche A Loan, (ii) more than $50,000,000 of the Aggregate Borrowing Base be allocated to the Tranche B Loan or (iii) more than the lesser of (x) the amount of the Tranche B Commitment or (y) 50% of Aggregate Borrowing Base be allocated to the Tranche B Loan. Each such Tranche A Borrowing Base and each such Tranche B Borrowing Base shall be effective as of the date so accepted by Borrower until the date on which a new Tranche A borrowing Base and a new Tranche B Borrowing Base is accepted by Borrower. The initial accepted Tranche A Borrowing Base shall be $30,000,000; the initial accepted Tranche B Borrowing Base shall be $10,000,000.

         Section 2.11. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Tranche A Revolving Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

         (a) the   Tranche  A  Facility  Usage  does not  exceed  the  Tranche A
Borrowing Base at such time; and

         (b) the Aggregate Facility Usage does not exceed the Aggregate Borrowing Base; and

         (c) the expiration date of such Letter of Credit is prior to the end of the Tranche A Revolving Period.

LC Issuer has no obligation or commitment to issue any such Letter of Credit. LC Issuer may choose to honor any such request for a Letter of Credit, and LC Issuer may refuse to issue any requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant. The provisions of this Agreement dealing with Letters of Credit have been agreed to only for the convenience of the parties if LC Issuer does ultimately choose to issue any Letter of Credit.

LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

         Section 2.12. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 4.2 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.13.  Reimbursement and Participations.

         (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate, until repaid in full.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Lenders shall, if all of the conditions precedent to making such Loans set forth in Section 2.1(a) and Article IV have been satisfied, make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation; provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         Section 2.14. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate determined by applying the Eurodollar Margin then in effect to the face amount of such Letter of Credit for the term thereof, such issuance fee to be not less than $1,000 for each Letter of Credit, and (b) to the LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum of the face amount of such letter of credit. Each such fee will be payable quarterly in arrears.

         Section 2.15.  LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If the outstanding LC Obligations exceed the Tranche A Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans pursuant to Section 2.7 Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Investments as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Colorado with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments.


                       ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:30 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7. All  distributions of amounts  described in any of subsections (a),
(b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.13(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2.  Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender Party to any tax, duty, or other charge with respect to any Loans, its Note, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Lender Party under this Agreement or its Note in respect of any Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender Party by the jurisdiction in which such Lender Party has its principal office;

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party, including the commitments of such Lender Party hereunder; or

                  (iii) shall impose on such Lender Party or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender Party of making, converting into, continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender Party within fifteen (15) days after demand therefor, under this Agreement or its Notes with respect to any Eurodollar Rate Loans, then Borrower shall pay to such Lender Party such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrower under this Section 3.5(a), Borrower may, by notice to such Lender Party (with a copy to Agent), suspend the obligation of such Lender Party to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of such Type into Loans of any other Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender Party to receive the compensation so requested.

         (b) If, after the date hereof, LC Issuer or any Lender Party shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence the obligations of LC Issuer or such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to LC Issuer or such Lender Party such additional amount or amounts as will compensate LC Issuer or such Lender Party for such reduction, but only to the extent that such Lender Party has not been compensated therefor by any increase in the Adjusted Eurodollar Rate.

         (c) LC Issuer and each Lender Party shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle LC Issuer or such Lender Party to compensation pursuant to this Section. LC Issuer or any Lender Party claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, LC Issuer or such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.

         Section 3.3. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

         (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lender Parties of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lender Parties shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender Party to make, maintain, or fund Eurodollar Loans hereunder, then such Lender Party shall promptly notify Borrower thereof and such Lender Party's obligation to make or continue Eurodollar Loans and to convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender Party may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 1.5 shall be applicable).

         Section 3.5. Treatment of Affected Loans. If the obligation of any Lender Party to make a particular Type of Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Sections 3.2, 3.3, or 3.4 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender Party's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.2 hereof, on such earlier date as such Lender Party may specify to Borrower with a copy to Agent) and, unless and until such Lender Party gives notice as provided below that the circumstances specified in Sections 3.2 or 3.3 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender Party's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender Party's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or continued by such Lender Party as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender Party that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

If such Lender Party gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.3 hereof that gave rise to the Conversion of such Lender Party's Affected Loans pursuant to this Section 3.5 no longer exist (which such Lender Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lender Parties are outstanding, such Lender Party's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lender Parties holding Loans of the Affected Type and by such Lender Party are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Commitment.

         Section 3.6. Compensation. Upon the request of any Lender Party, Borrower shall pay to such Lender Party such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender Party) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 3.7.  Taxes

         (a) Any and all payments by Borrower to or for the account of any Lender Party, Agent or LC Issuer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, Agent and LC Issuer, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender Party or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender Party, Agent or LC Issuer, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender Party, Agent or LC Issuer receives an amount equal to the sum it would have received had no such deductions been made and , (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify each Lender Party, Agent and LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender Party or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of this Agreement and the payment in full of the Notes.

                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b)      Each Note.

         (c)      Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1A a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2A a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3A a copy of any bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections
         (a), (b), (c) and (d) of Section 4.2.

         (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

         (e)  A  favorable   opinion  of  Cohen   Brame  &  Smith   Professional
Corporation, counsel for Borrower, substantially in the form set forth in Exhibit E.

         (f)      The Initial Financial Statements.

         (g) Certificates or binders evidencing Borrower's insurance in effect on the date hereof.

         (h) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents and payment of fees and disbursements of Agent's counsel.

         Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Borrower in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

         (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

         (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

         (d) Borrower shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

         (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Agent shall have received all documents and instruments which Agent has then reasonably requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Borrower and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i0 the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in this Agreement and the other Loan Documents, (ii0 the satisfaction of all conditions contained herein or therein, and (iii0 all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                   ARTICLE V - Representations and Warranties

         To confirm each Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

         Section 5.1. No Default. Borrower is not in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Borrower is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

         Section 5.3 Authorization. Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4 No Conflicts or Consents. The execution and delivery by Borrower of the Loan Documents, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i0 conflict with any provision of (1) any Law, (2) the organizational documents of Borrower, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Indebtedness owed by Borrower, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6 Initial Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective date thereof and the
Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective period thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7 Other Obligations and Restrictions. Borrower has no outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's
Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8 Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower (other than industry-wide risks normally associated with the types of businesses conducted by Borrower) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower (other than industry-wide risks normally associated with the types of businesses conducted by Borrower) that has not been disclosed to each Lender in writing which could cause a Material Adverse Change.

         Section 5.9. Litigatioin. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against Borrower or Borrower's stockholders/partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of Borrower, within the two years preceding the date hereof, has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report to the best of Borrower's knowledge:
(a) Borrower is conducting its businesses in material compliance with all applicable Laws, including Environmental Laws, and has and is in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) Borrower has not and no other Person has) filed any notice under any Law indicating that Borrower is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Borrower; (d) Borrower has not transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) Borrower has otherwise no known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         Section 5.13. Names and Places of Business. The chief executive office and principal place of business of Borrower is (and for the preceding five years has been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, Borrower has no other office or place of business.

         Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Title to Properties; Licenses. Borrower has good and marketable title to at least seventy percent (70%), and good and defensible title to at least thirty percent (30%) of the Oil and Gas Properties included in the Aggregate Borrowing Base, subject only to Permitted Liens. As used herein, "defensible title" means title subject to minor defects and irregularities which are not such as to be likely to interfere materially with the benefit and enjoyment of production from the properties. To the best of Borrower's knowledge, Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. Government Regulation. To the best knowledge of Borrower, Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by Borrower of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.


                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents.

         Sectin 6.2. Books, Financial Statements and Reports. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at Borrower's expense:

         (a) As soon as  available,  and in any event within  one-hundred-twenty
(120) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accountant selected by Borrower and acceptable to Majority
Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statement of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

         (b) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of
Section 7.10 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (d) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, production and expense reports on all Hydrocarbons produced and marketed from the Oil and Gas Properties on an aggregate basis during such quarter, including the quantities involved, the actual revenues derived and ad valorem, production and severance taxes, together with information reflecting on a property-by-property basis all material gas imbalances and other material changes in working interests and net revenue interests of Borrower with respect to the Oil and Gas Properties.

         Section 6.3. Other Information and Inspections. Borrower will furnish to each Lender any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's businesses and operations. Borrower will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a)  the occurrence of any Material Adverse Change,

         (b)  the occurrence of any Default,

         (c) the acceleration of the maturity of any Indebtedness owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

         (d)  the occurrence of any Termination Event,

         (e) any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Borrower will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

         Section 6.5. Maintenance of Properties. Borrower will keep all Oil and Gas Properties and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Borrower will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc.   Borrower  will
(a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Borrower may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Insurance. Borrower will keep or cause to be kept insured by financially sound and reputable insurers all of its insurable property, real and personal, against fire and against such other risks as are customarily insured against by similar businesses of a comparable size, and fully insure against its employer's and public liability risks in financially sound and reputable insurance companies, all in such amounts and with such carriers as are consistent with industry standards, and with agreements by each carrier that the Agent shall receive at least 10 calendar days' notice prior to cancellation of any such policy. In this regard, if the Agent so requests, Borrower shall furnish to the Agent copies of all insurance policies relating to the Oil and Gas Properties and shall cause the Agent to be named as loss payee thereof on behalf of the Banks as its or their interests may appear.

         Section 6.9. Performance on Borrower's Belalf. If Borrower fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Borrower will conduct its business and affairs in compliance in all material respects with all Laws applicable thereto.

         Section 6.12.  Environmental Matters

         (a) Borrower will comply in all material respects with all Environmental Laws now or hereafter applicable to Borrower and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Borrower will promptly furnish to Agent all written notices of material violations, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any material investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Borrower will furnish to each Lender at Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and
(c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable, any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a)  the Obligations;

         (b) Indebtedness which is secured by properties or assets other than Oil and Gas Properties included in the Aggregate Borrowing Base and for which Borrower has no personal or recourse liability;

         (c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, including any future advances which Borrower is presently entitled to receive thereunder but excluding any renewals or extensions of such Liabilities;

         (d)  Indebtedness  arising  under  Hedging  Contracts  permitted  under
Section 7.3;

         (e) Indebtedness arising in the ordinary course of business as operator or working interest owner of any of the Oil and Gas Properties;

         (f) Endorsements of negotiable instruments for deposit or collection and similar transactions in the ordinary course of its business and liabilities of Panterra Petroleum arising solely due to Borrower being its general partner;

         (g) Guaranties described in the definition of Permitted  Investments in
Section 1.1 and other guaranties and contingent liabilities not to exceed $500,000 in the aggregate;

         (h)  Miscellaneous  items of Indebtedness  not described in subsections
(a) through (h) which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed $1,000,000 at any one time outstanding.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the Oil and Gas Properties included in the Aggregate Borrowing Base except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrower's books; operator's, mechanic's, workmen's. materialmen's and other like liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrower's books; or (ii) liens supporting the indebtedness described in Section 7.1(b) which it now owns or hereafter acquires.

         Section 7.3. Burdensome Undertakings. Borrower will not undertake, or become contractually bound to undertake, any action not in the ordinary course of business that would materially adversely affect its business, properties, prospects, assets, operations or condition (financial or otherwise). Borrower will not be a party to or in any manner be liable on any Hedging Contract, other than Hedging Contracts between Borrower and (i) Enron Capital & Trade Resources Corp., (ii) Natural Gas Clearinghouse, (iii) N.M. Rothschild & Son, Ltd., (iv) any Lender or any Affiliate thereof, or (v) one or more financial institutions having a credit rating of Grade A or higher as defined by Moody's.

         Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this section Borrower will not merge or consolidate with or into any other business entity except (i) in connection with the acquisition of oil and gas properties in the ordinary course of its business and after the consummation of which Borrower is the surviving entity, and (ii) any Consolidated subsidiary of the Borrower may merge, consolidate or combine with or into, or transfer assets to the Borrower, provided that the Borrower shall be the continuing or surviving entity; in both cases, so long as no Default or Event of Default has occurred or is continuing or would be caused by the consummation of such merger or consolidation or disposition of assets. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of the Oil and Gas Properties included in the Aggregate Borrowing Base except Oil and Gas Properties for which the aggregate sales price for all such properties sold since the most recent Determination Date does not exceed $5,000,000.

         Section 7.6. Limitation on Investment and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other Investments in any Person, other than Permitted Investments, or (iv) make any significant acquisitions or Investments in any properties other than oil and gas properties, provided that if (A) no Default or Event of Default has occurred and is continuing and (B) the Facility Usage does not exceed the Aggregate Borrowing Base then in effect, Restricted Person may acquire or make a capital contribution to or other Investments in a Person not to exceed an aggregate amount of $500,000 in any Fiscal Year.

         Section 7.7. Limitation on Credit Extensions. Except for Permitted Investments, Borrower will not extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans to Subsidiaries in the ordinary course of business not to exceed $20,000 per month.

         Section 7.8. Subsidiaries; Transactions with Affiliates. Borrower will not form or acquire any Subsidiary except in connection with the acquisition and development of oil and gas properties or the marketing of production in the ordinary course of businesses. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

         Section 7.9. Multiemployer ERISA Plans. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 7.10. Shareholder's Equity. Shareholder's Equity will never be less than the sum of (a) $125,000,000 plus (b) Computed Net Income for the period beginning January 1, 1998 and ending on the last day of the most recent Fiscal Quarter as of the time in question. As used in this subsection, `Computed Net Income' means fifty percent (50%) of Borrower's Consolidated net income for each Fiscal Quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis.

         Section 7.11. The Current Ratio.   The Current Ratio will never be less
than 1.0 to 1.0.


                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1.  Events  of  Default.     Each  of  the  following  events
constitutes an Event of Default under this Agreement:

         (a) Borrower fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Borrower fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Borrower fails to duly observe, perform or comply with any covenant, agreement or provision contained herein.

         (e) Borrower fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $1,000,000, or (ii) if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis, breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor subject to the materiality provision in (g) above;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (j)      Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of fifteen days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

         (k)      Any Change in Control occurs

         (l)      Any Change in Management occurs; and

         (m)      Any Material Adverse Change occurs.

Upon the  occurrence  of an Event of Default  described  in  subsection  (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                               ARTICLE IX - Agent

         Section 9.1.  Appointment, Powers, and Immunities.   Each Lender hereby
irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by Borrower or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Restricted Person), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 10.6 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders.

         Section 9.4. Rights as Lender. With respect to its Percentage Share and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Restricted Person or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Restricted Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         Section 9.5. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed under Section 10.4(b) hereof, but without limiting the obligations of Borrower under such section) ratably in accordance with their respective Percentage Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 10.4(b), to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         Section 9.6. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Restricted Person or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

         Section 9.7. Sharing of Set-Offs and Other Payments. Each Lender agrees that if it shall, whether through the exercise of rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.8. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 9.9. Benefit of Article IX. The provisions of this Article (other than the following Section 9.11) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.10. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent, which shall be, so long as no Default or Event of Default, Tranche A Excess Debt or Tranche B Excess Debt exists, subject to Borrower's approval, which shall not be unreasonably withheld. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                            ARTICLE X - Miscellaneous

         Section 10.1.  Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.10). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f), (2) increase the Maximum Loan Amount of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) release Borrower from its obligation to pay such Lender's Note.

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

         (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Borrower's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrower to any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, upon receipt, (b) in the case of facsimile or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4.  Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto,
(2) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder.

         (b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender Party with respect to Hazardous Materials found in or released into the environment), provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. Joint and Several Liability; Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower may not may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         Section 10.6.  Assignments and Participations

         (a) Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Shares; provided, however, that

                  (i)   each such assignment shall be to an Eligible Transferee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $20,000,000 or an integral multiple of $5,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and

                  (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes.

         (b) Agent shall maintain at its address referred to in Section 10.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and their Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of offset contained in Section 6.14, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Tranche A Commitment or Tranche B Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.7 hereof.

         Section 10.7. Confidentiality. Each Lender Party agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lender Party from disclosing such information (a) to any other Lender Party or any Affiliate of any Lender Party, or any officer, director, employee, agent, or advisor of any Lender Party or Affiliate of any Lender Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lender Party other than as a result of a disclosure by any Lender Party prohibited by this Agreement, (g) in connection with any litigation to which such Lender Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

         Section 10.8. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN
DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF COLORADO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 10.9. Limitation on Interest. Lender Parties, Borrower and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.

         Section 10.10. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.12. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.13. Waiver of Jury Trial, Punitive Damages, etc. BORROWER AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY
(A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         Section 10.14. Restatement. This Agreement amends and restates in its entirety that certain Amended and Restated Loan Agreement dated as of April 1, 1996 between Borrower and NationsBank of Texas, N.A., as Agent, and the lenders named therein and the promissory notes issued pursuant to such agreement (the "Prior Documents"). The parties hereto hereby agree that the terms and conditions of this Agreement and the Loan Documents executed of even date herewith replace and supersede in their entirety all of the Prior Documents, and from the effective date hereof the covenants, obligations and rights among the parties hereto shall be governed exclusively by the terms of this Agreement and the Loan Documents executed pursuant to this Agreement. All security documents which secure Borrower's Obligations under the Prior Documents which are currently in Agent's possession shall be returned to Borrower.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                 ST. MARY LAND & EXPLORATION COMPANY



                                 By: /s/ DAVID L. HENRY
                                     --------------------------------
                                     Name:  David L. Henry
                                     Title: Chief Financial Officer

                                 Address:

                                 1776 Lincoln Street
                                 Denver Colorado  80203
                                 Attention:        David L. Henry
                                 Fax:              (303) 861-0934

55%                              NATIONSBANK, N.A.,
                                 Agent, LC Issuer and Lender


                                 By: /s/ DAVID C. RUBENKING
                                     --------------------------------
                                     Name:  David C. Rubenking
                                     Title: Senior Vice President

                                 Address:

                                 901 Main Street
                                 Dallas, Texas 75202
                                 Attention:        Energy Finance Division Group
                                 Fax:              (214) 508-1285

                                 with a copy to:

                                 NationsBanc Energy Group Denver, Inc.
                                 370 17th Street, Suite 3250
                                 Denver, Colorado  80202
                                 Telephone         (303) 629-6969
                                 Fax               (303) 629-6303
                                 Attention:        David C. Rubenking

30%                              U.S. BANK NATIONAL ASSOCIATION, a Lender



                                 By: /s/ MARK E. THOMPSON
                                     --------------------------------
                                     Name:  Mark E. Thompson
                                     Title: Vice President


                                 Address:

                                 918 17th Street
                                 Denver, Colorado 80202
                                 Attention: Mark Thompson
                                 Fax: (303) 585-4362

15%                              NORWEST BANK COLORADO, N.A., a Lender



                                 By: /s/ GARY W. VICK
                                     --------------------------------
                                     Name:  Gary W. Vick
                                     Title: Vice President


                                 Address:

                                 1740 Broadway
                                 Denver, Colorado 80274-8699
                                 Attention: Gary Vick
                                 Fax: (303) 863-5196